UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2007

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On March 23, 2007, Genentech, Inc. (NYSE: DNA) disclosed in its Investment Community Meeting (ICM) new clinical information related to trastuzumab-MCC-DM1, an anticancer compound in development by Genentech that uses ImmunoGen’s Tumor-Activated Prodrug (TAP) technology. ImmunoGen’s TAP technology uses a tumor-targeting monoclonal antibody to deliver a highly potent cell-killing agent specifically to cancer cells. The ICM presentation and slides can be accessed through Genentech’s corporate website (www.gene.com).

In its ICM, Genentech disclosed that 18 patients have received trastuzumab-MCC-DM1 in the Phase I study being conducted by Genentech that evaluates the compound when administered once every three weeks to patients with HER2-positive metastatic breast cancer that has progressed on or within 60 days of receiving a chemotherapy regimen containing trastuzumab (Herceptin®). Genentech disclosed that, in this study, sustained antitumor activity has been seen with trastuzumab-MCC-DM1 in multiple patients at doses at or below the maximum tolerated dose (MTD) and that the toxicity seen in this study at doses at or below MTD was mostly grade 1. Genentech also disclosed that the company is conducting a second Phase I study with trastuzumab-MCC-DM1 that evaluates a weekly dosing schedule. Genentech disclosed that it expects Phase I data on trastuzumab-MCC-DM1 to be reported at the June 2007 meeting of the American Society of Clinical Oncology (ASCO). Genentech also disclosed that the company potentially will make a decision regarding the advancement of trastuzumab-MCC-DM1 into Phase II testing in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: March 23, 2007	/s/ Daniel M. Junius

Daniel M. Junius
Executive Vice President and Chief Financial Officer